UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): August 4, 2010

NEUROCRINE BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22705	33-0525145
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12780 El Camino Real, San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 617-7600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On August 4, 2010, the Board, upon the recommendation of the Compensation Committee, approved the payment of an immediate discretionary bonus to the Company’s employees, including its executive officers. This Company-wide bonus is associated with the successful completion of two significant corporate collaborations in June 2010. The Company did not award performance based bonuses to its executive officers for 2007, 2008 or 2009. Additionally, the Company has not changed base salary levels for its executive officers since January 1, 2008. The immediate discretionary bonus amounts approved for the Company’s executive officers are as follows: Kevin Gorman, President and Chief Executive Officer, $105,600; Timothy Coughlin, Vice President and Chief Financial Officer, $60,000; Margaret Valeur-Jensen, Executive Vice President, General Counsel and Corporate Secretary, $79,000; Christopher O’Brien, Senior Vice President and Chief Medical Officer, $75,000; Haig Bozigian, Senior Vice President, Pharmaceutical and Preclinical Development, $57,000; and Dimitri Grigoriadis, Vice President of Research, $57,000.

Other than the immediate discretionary bonus payouts described above, the compensation of the Company’s executive officers remains unchanged. These discretionary bonus payouts do not affect the executive officers’ eligibility to receive annual bonuses pursuant to the Company’s 2010 bonus program described in the Company’s Current Report on Form 8-K and in its definitive proxy statement filed with the Securities and Exchange Commission on February 3, 2010 and April 21, 2010, respectively.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 10, 2010	NEUROCRINE BIOSCIENCES, INC.

/S/ TIMOTHY P. COUGHLIN
Timothy P. Coughlin
Vice President and Chief Financial Officer